EXHIBIT 5.1

August 21, 2015

Array BioPharma Inc.

3200 Walnut Street

Boulder, Colorado 80301

Ladies and Gentlemen:

We have acted as counsel to Array BioPharma Inc., a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-3ASR (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

The Company has provided us with two prospectuses that form a part of the Registration Statement: (i) a base prospectus (the “Prospectus”), which provides that it may be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”), and (ii) a prospectus (the “Sales Agreement Prospectus”) covering the issuance of up to $75,000,000 of shares of common stock, par value $.001 per share of the Company (the “Common Stock”) that may be issued and sold under the Controlled Equity Offeringsm Sales Agreement dated March 27, 2013 between the Company and Cantor Fitzgerald & Co., as amended on August 15, 2014 and August 14, 2015 (such agreement as amended, the “Sales Agreement”, and such shares, the “Sales Agreement Shares”).

The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration of the offer and sale by the Company of an unlimited amount of the Company’s (i) Common Stock (“Base Prospectus Shares of Common Stock”), (ii) preferred stock, par value $.001 per share (the “Preferred Stock”), in one or more series or represented by depositary shares (“Depositary Shares”), (iii) debt securities in one or more series (the “Debt Securities”) which may be issued pursuant to the base indenture dated June 10, 2013, by and between the trustee named therein (the “Trustee”) and the Company, as filed as Exhibit 4.9 to the Registration Statement (the “Indenture”), (iv) warrants to purchase shares of Common Stock or Preferred Stock, Depositary Shares or Debt Securities (the “Warrants”), (v) units comprised of one or more shares of Common Stock, shares of Preferred Stock, Depositary Shares, Debt Securities or Warrants (“Units”) which may be issued under unit agreements, to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between a unit agent to be selected by the Company (the “Unit Agent”) and the Company (each, a “Unit Agreement”), and (vi) the Sales Agreement Shares. The Base Prospectus Shares of Common Stock, the Preferred Stock, Depositary Shares, Debt Securities,

Warrants, Units and the Sales Agreement Shares are collectively referred to herein as the “Securities”. The Securities are being registered for offer and sale from time to time at prices and on terms to be determined at the time of an offering pursuant to Rule 415 under the Act.

In connection with this opinion, we have examined and relied upon originals or copies certified to our satisfaction of such documents, records, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not independently sought to verify such matters.

We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

With respect to our opinion as to the Base Prospectus Shares of Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance and that the consideration for the issuance and sale of the Base Prospectus Shares of Common Stock (or Preferred Stock convertible into Common Stock or Warrants exercisable for Common Stock) is in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or Preferred Stock convertible into Preferred Stock or Warrants exercisable for Preferred Stock) is in an amount that is not less than the par value of the Preferred Stock.  With respect to our opinion as to the Depositary Shares, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock to be represented by the Depositary Shares are authorized, designated and available for issuance and that the consideration for the issuance and sale of such Depositary Shares is in an amount that is not less than the par value of the Preferred Stock represented by the Depositary Shares.  We have also assumed that any Depositary Receipts and Warrants offered under the Registration Statement, and the related deposit agreement and Warrant Agreement, as applicable, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein. We have also assumed that (i) with respect to Securities being issued upon conversion of any convertible Preferred Stock or convertible Depositary Shares, the applicable convertible Preferred Stock or convertible Depositary Shares will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Securities being issued upon exercise of any Warrants, the applicable Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the federal laws of the United States and the General Corporation Law of the State of Delaware and, as to the Debt Securities constituting valid and legally binding obligations of the Company in paragraph 4 below, solely with respect to the laws of the State of New York.  Insofar as the opinions in paragraph 4 below relate to matters that are governed by the law of the State of New York, we have relied upon the opinion of Hogan Lovells US LLP, of Denver, Colorado, separately provided to you. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, and in reliance thereon, and provided that the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus, the Sales Agreement Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, we are of the opinion that:

1.                                      With respect to the Base Prospectus Shares of Common Stock offered under the Registration Statement, provided that (i) the issuance of the Base Prospectus Shares of Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (ii) the issuance and sale of the Base Prospectus Shares of Common Stock do not violate any applicable law, are in conformity with the Company’s then operative Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Amended and Restated Bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the certificates for the Base Prospectus Shares of Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor; then the Base Prospectus Shares of Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be validly issued, and the Base Prospectus Shares of Common Stock will be fully paid and nonassessable.

2.                                      With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; (ii) the terms of the shares of Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and the Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor; then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid and nonassessable.

3.                                      With respect to any Depositary Shares offered under the Registration Statement, provided that (i) the terms and issuance of the Depositary Shares have been duly authorized by all necessary corporate action on the part of the Company; (ii) the terms of the Depositary Shares and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and the Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Depositary Receipts evidencing the Depositary Shares have been duly executed by the Company, countersigned by the depositary therefor in accordance with the applicable deposit agreement and duly delivered to the purchasers thereof against payment therefor; then the Depositary Shares, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid and nonassessable.

4.                                      With respect to any series of the Debt Securities issued under an indenture related thereto and offered under the Registration Statement, provided that (i) an indenture under which any Debt Securities will be issued will be duly authorized by the Company and the Trustee by all necessary corporate action; (ii) such indenture has been duly executed and delivered by the Company and the Trustee; (iii) the terms of the Debt Securities and of their issuance and sale have been duly authorized by the Company by all necessary corporate action; (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and any supplemental indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and any supplemental indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

5.                                      With respect to the Warrants issued under a Warrant Agreement and offered under the Registration Statement, provided that (i) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (ii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iii) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

6.                                      With respect to the Units issued under the Unit Agreement and offered under the Registration Statement, provided that (i) the Unit Agreement has been duly authorized by the Company and the Unit Agent by all necessary corporate action; (ii) the Unit Agreement has been duly executed and delivered by the Company and the Unit Agent; (iii) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action; (iv) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) the Units have been duly executed and delivered by the Company and authenticated by the Unit Agent pursuant to the Unit Agreement and delivered against payment therefor, then the Units, when issued and sold in accordance with the Unit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

7.              With respect to the Sales Agreement Shares, when issued and sold in accordance with the Sales Agreement and as contemplated in the Registration Statement and the Sales Agreement Prospectus, the Sales Agreement Shares will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended. Other than with respect to matters of New York law, we further consent to the reliance by Hogan Lovells US LLP on our opinions in rendering its opinions to the Board of Directors of the Company on the date hereof, it being understood that our opinion speaks only as of the date hereof and that no reliance will have any effect on the scope, phrasing or originally intended use of our opinion.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Gross Cutler Seiler Dupont LLC

Gross Cutler Seiler Dupont LLC